EXHIBIT 11


                       HOST MARRIOTT SERVICES CORPORATION
                      COMPUTATIONS OF LOSS PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                           TWELVE WEEKS ENDED           TWELVE WEEKS ENDED
                                                                             MARCH 26, 1999               MARCH 27, 1998
                                                                         ------------------------    -------------------------
                                                                           BASIC       DILUTED         BASIC       DILUTED
                                                                         ------------------------    ----------- -------------

Net loss before cumulative effect of change in accounting principle         $ (4.1)      $ (4.1)        $ (3.9)       $ (3.9)
Cumulative effect of change in accounting principle, net of tax               (0.7)        (0.7)           ---           ---
------------------------------------------------------------------------ ----------- ------------ -- ----------- -------------
Net loss available to common shareholders, net of tax                       $ (4.8)      $ (4.8)        $ (3.9)       $ (3.9)
------------------------------------------------------------------------ ----------- ------------ -- ----------- -------------

Shares:
   Weighted average number of common
      shares outstanding                                                      33.8         33.8           34.4          34.4
   Assuming distribution of shares issuable for stock
      options granted under the comprehensive stock
      plan, less shares assumed purchased at
      applicable market (1)                                                    ---          ---            ---           ---
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former  employees  of Host
      Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                                    ---          ---            ---           ---
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former  employees  of Host
      Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                                    ---          ---            ---           ---
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)                                       ---          ---            ---           ---
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)                               ---          ---            ---           ---
------------------------------------------------------------------------ ----------- ------------ -- ----------- -------------

Total Weighted Average Common Shares Outstanding                              33.8         33.8           34.4          34.4
------------------------------------------------------------------------ ----------- ------------ -- ----------- -------------

Loss Per Common Share:
      Before Cumulative Effect of Change in Accounting Principle            $(0.12)      $(0.12)        $(0.11)       $(0.11)
      Cumulative Effect of Change in Accounting Principle, net of tax        (0.02)       (0.02)           ---           ---
------------------------------------------------------------------------ ----------- ------------ -- ----------- -------------
      Loss Per Common Share                                                 $(0.14)      $(0.14)        $(0.11)       $(0.11)
------------------------------------------------------------------------ ----------- ------------ -- ----------- -------------


(1) The applicable market price for diluted earnings per common share is the average market price for the period.

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